Taubman Centers, Inc.	T. 248.258.6800
200 E. Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:
Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS REPORTS FIRST QUARTER RESULTS
•	Funds from Operations Per Share up 2.9%
•	Adjusted Funds from Operations Per Share up 7.4%
•	Strong Balance Sheet
•	Maintains Annual FFO Guidance

BLOOMFIELD HILLS, Mich., April 29, 2009 -- Taubman Centers, Inc. (NYSE:  TCO) today reported its financial results for the first quarter of 2009.

Net income allocable to common shareholders per diluted common share (EPS) for the quarter ended March 31, 2009 was $0.22, versus $0.09 per diluted common share for the quarter ended March 31, 2008.

For the quarter ended March 31, 2009, Funds from Operations (FFO) per diluted share was $0.70, an increase of 2.9 percent from $0.68 for the quarter ended March 31, 2008.  The first quarter 2009 results include a $2.5 million restructuring charge.  Excluding this charge, Adjusted FFO per diluted share was $0.73 for the quarter, an increase of 7.4 percent from the quarter ended March 31, 2008. There were no adjustments in the first quarter of 2008.

“Our results are generally in line with our expectations,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “They were positively impacted by an increase in lease cancellation income and reduced general administrative and predevelopment expenses.  In this difficult environment, we are managing our costs, focusing on our core properties, and staying alert for opportunities that may be created by this period of uncertainty and upheaval.”

Operating Statistics
Ending occupancy for the portfolio was 88.6 percent on March 31, 2009 versus 89.9 percent on March 31, 2008, a decline primarily due to the closing in late 2008 of three big box store locations at the company’s value centers, which were part of national bankruptcies.  Average rent per square foot in the company’s 16 consolidated properties for the first quarter of 2009 was $43.96, up 0.7 percent from the $43.64 for the first quarter of 2008.  In the unconsolidated properties, average rent was $45.08, up 1.9 percent from the first quarter of 2008.

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Mall tenant sales per square foot declined 13.5 percent from the first quarter of 2008 and were down for nearly all categories.  Categories that have been more moderately impacted include junior apparel, family shoes and food. Theaters – which are excluded from the company’s sales per square foot numbers because of their size – reported strong increases.

“To be comparable to our peers, we have begun reporting 12-month trailing sales per square foot,” said Mr. Taubman.  “For the twelve month period ended March 31, our mall tenant sales per square foot were down 6.6 percent – to $522 per square foot.”

Solid Balance Sheet
“In this unprecedented time, it’s clear a solid balance sheet has never been a more important corporate asset,” said Lisa A. Payne, vice chairman and chief financial officer of Taubman Centers.  “The company has excellent liquidity and solid balance sheet ratios.  We have no debt maturities until the fall of 2010 and collectively through 2011, only about 13 percent of our share of total debt matures.”  The company’s secured credit lines total $590 million and mature in 2011 with a one year extension option to 2012 on $550 million of the lines.  As of March 31, $334 million was available for use.

Guidance
The company is maintaining its guidance on 2009 FFO per diluted share in a range of $2.69 to $2.94.  Excluding the restructuring charge that was recognized in the first quarter of 2009, the company expects 2009 Adjusted FFO per diluted share to be in the range of $2.72 to $2.97. The company anticipates its 2009 Net income allocable to common shareholders (EPS) will be in the range of $0.69 to $0.99 per diluted common share.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statement
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Other Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

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Investor Conference Call
The company will host a conference call at 12:00 p.m. (EDT) on April 30 to discuss these results, business conditions and the company’s outlook for 2009. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.

Taubman Centers is a real estate investment trust engaged in the development and management of regional and super regional shopping centers.  Taubman’s 24 U.S. owned and/or managed properties, the most productive in the industry, serve major markets from coast to coast.  The company’s Taubman Asia subsidiary is working on retail projects in Macao, China and Incheon, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Michigan. For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2009 and 2008
(in thousands of dollars, except as indicated)

	Three Months Ended
	2009	2008	(1)

Net income (1), (2)	24,526	23,516
Noncontrolling share of income of consolidated joint ventures (1)	(1,693)	(1,176)
Distributions in excess of noncontrolling share of income of consolidated joint ventures (1)		(2,137)
Noncontrolling share of income of TRG (1)	(6,586)	(5,916)
Distributions in excess of noncontrolling share of income of TRG (1)		(5,105)
TRG preferred distributions	(615)	(615)
Preferred dividends	(3,658)	(3,658)
Distributions to participating securities of TRG	(475)	(362)
Net income attributable to Taubman Centers Inc. common shareowners (1)	11,499	4,547
Net income per common share - basic and diluted (1)	0.22	0.09
Beneficial interest in EBITDA - Consolidated Businesses (2), (3)	77,689	77,217
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (3)	23,948	23,114
Funds from Operations (2), (3)	56,570	54,756
Funds from Operations attributable to TCO (2), (3)	37,758	36,403
Funds from Operations per common share - basic (2), (3)	0.71	0.69
Funds from Operations per common share - diluted (2), (3)	0.70	0.68
Weighted average number of common shares outstanding - basic	53,066,910	52,675,207
Weighted average number of common shares outstanding - diluted	53,265,959	53,264,489
Common shares outstanding at end of period	53,120,036	52,808,293
Weighted average units - Operating Partnership - basic	79,507,119	79,232,651
Weighted average units - Operating Partnership - diluted	80,577,430	80,693,195
Units outstanding at end of period - Operating Partnership	79,557,721	79,365,737
Ownership percentage of the Operating Partnership at end of period	66.8%	66.5%
Number of owned shopping centers at end of period	23	23

Operating Statistics:
Mall tenant sales (4)	941,469	1,083,608
Ending occupancy	88.6%	89.9%
Average occupancy	88.8%	90.0%
Leased space at end of period	90.5%	93.1%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (4)	18.4%	15.8%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (4)	16.1%	13.8%
Rent per square foot - Consolidated Businesses (5)	43.96	43.64
Rent per square foot - Unconsolidated Joint Ventures	45.08	44.24

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(1)
In January of 2009, the Company adopted Statement No. 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" (SFAS 160). Consequently, noncontrolling interests in consolidated subsidiaries with equity balances of less than zero are now allocated income equal to their ownership interests in the subsidiaries. Under previous accounting, because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures were less than zero, the income attributable to the noncontrolling partners was equal to their share of distributions. The net equity of these noncontrolling partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses. Net income attributable to Taubman Centers, Inc. common shareowners for the period ended March 31, 2009 would have been $4.5 million or $0.08 per common share if accounted for under the previous method of accounting for noncontrolling interests prior to SFAS 160.  Certain 2008 amounts within tables 1 to 5 of this press release have been reclassified to conform with 2009 classifications.

(2)	Includes a $2.5 million restructuring charge for the quarter ended March 31, 2009. No similar charge was incurred in 2008.

(3)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(4)	Based on reports of sales furnished by mall tenants.

(5)	Average rent per square foot excludes a positive prior year adjustment.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2009 and 2008
(in thousands of dollars)

	2009		2008 (1)
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (2)	BUSINESSES	VENTURES (2)

REVENUES:
Minimum rents	87,436	38,967	86,570	38,411
Percentage rents	2,160	1,108	2,575	1,461
Expense recoveries	56,758	23,826	57,464	22,414
Management, leasing, and development services	3,556		3,694
Other	7,780	2,189	7,114	1,788
Total revenues	157,690	66,090	157,417	64,074

EXPENSES:
Maintenance, taxes, and utilities	44,541	16,037	43,540	15,348
Other operating	14,965	6,388	18,301	6,547
Restructuring charge (3)	2,461
Management, leasing, and development services	1,906		2,257
General and administrative	6,888		8,333
Interest expense	36,233	15,950	36,982	15,875
Depreciation and amortization	36,293	9,437	35,335	9,623
Total expenses	143,287	47,812	144,748	47,393

Gains on land sales and other nonoperating income	235	54	1,803	319
	14,638	18,332	14,472	17,000
Income tax expense	(270)		(190)
Equity in income of Unconsolidated Joint Ventures	10,158		9,234

Net income	24,526		23,516
Noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,693)		(1,176)
Distributions in excess of noncontrolling share of income of
consolidated joint ventures			(2,137)
TRG preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(6,586)		(5,916)
Distributions in excess of noncontrolling share of income of TRG			(5,105)
Distributions to participating securities of TRG	(475)		(362)
Preferred dividends	(3,658)		(3,658)
Net income attributable to Taubman Centers, Inc. common shareowners	11,499		4,547

SUPPLEMENTAL INFORMATION (3):
EBITDA - 100% (3)	87,164	43,719	86,789	42,498
EBITDA - outside partners' share (3)	(9,475)	(19,771)	(9,572)	(19,384)
Beneficial interest in EBITDA (3)	77,689	23,948	77,217	23,114
Beneficial interest expense	(31,360)	(8,284)	(32,154)	(8,262)
Beneficial income tax expense	(270)		(190)
Non-real estate depreciation	(880)		(696)
Preferred dividends and distributions	(4,273)		(4,273)
Funds from Operations contribution (3)	40,906	15,664	39,904	14,852

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	80	55	593	61

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

(2)
   With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions.
   The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.
   The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)	In the first quarter of 2009, the Company recognized a restructuring charge which primarily represents the costs of terminations of personnel.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners
to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended March 31, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2009	2008	(1)

Net income attributable to TCO common shareowners	11,499	4,547

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,293	35,335
Noncontrolling partners in consolidated joint ventures	(2,909)	(3,568)
Share of unconsolidated joint ventures	5,506	5,618
Non-real estate depreciation	(880)	(696)

Add noncontrolling interests:
Noncontrolling share of income of TRG	6,586	5,916
Distributions in excess of noncontrolling share of income of TRG		5,105
Distributions in excess of noncontrolling share of income of
consolidated joint ventures		2,137

Add distributions to participating securities of TRG	475	362

Funds from Operations	56,570	54,756

TCO's average ownership percentage of TRG	66.7%	66.5%

Funds from Operations attributable to TCO	37,758	36,403

Funds from Operations	56,570	54,756

Restructuring charge	2,461

Adjusted Funds from Operations (2)	59,031	54,756

TCO's average ownership percentage of TRG	66.7%	66.5%

Adjusted Funds from Operations attributable to TCO (2)	39,401	36,403

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

(2)
FFO in 2009 includes, and Adjusted FFO excludes, the restructuring charge which primarily represents the costs of terminations of personnel. The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges. Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2009	2008	(1)

Net income	24,526	23,516

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,293	35,335
Noncontrolling partners in consolidated joint ventures	(2,909)	(3,568)
Share of unconsolidated joint ventures	5,506	5,618

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	36,233	36,982
Noncontrolling partners in consolidated joint ventures	(4,873)	(4,828)
Share of unconsolidated joint ventures	8,284	8,262
Income tax expense	270	190

Less noncontrolling share of income of consolidated joint ventures	(1,693)	(1,176)

Beneficial Interest in EBITDA	101,637	100,331

TCO's average ownership percentage of TRG	66.7%	66.5%

Beneficial Interest in EBITDA attributable to TCO	67,792	66,702

(1)	Certain amounts have been reclassified to conform to 2009 classifications.

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TAUBMAN CENTERS, INC.
Table 5 - Balance Sheets
As of March 31, 2009 and December 31, 2008
(in thousands of dollars)

	As of
	March 31, 2009	December 31, 2008
Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,703,630	3,699,480
Accumulated depreciation and amortization	(1,077,936)	(1,049,626)
	2,625,694	2,649,854
Investment in Unconsolidated Joint Ventures	89,052	89,933
Cash and cash equivalents	41,731	62,126
Accounts and notes receivable, net	44,347	46,732
Accounts receivable from related parties	2,145	1,850
Deferred charges and other assets	119,156	124,487
	2,922,125	2,974,982

Liabilities:
Notes payable	2,809,631	2,796,821
Accounts payable and accrued liabilities	235,180	262,226
Dividends and distributions payable		22,002
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	154,091	154,141
	3,198,902	3,235,190

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	531	530
Additional paid-in capital	557,338	556,145
Accumulated other comprehensive income (loss)	(29,673)	(29,778)
Dividends in excess of net income	(736,715)	(726,097)
	(208,493)	(199,174)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(89,727)	(90,251)
Noncontrolling interests in TRG	(7,774)
Preferred Equity of TRG	29,217	29,217
	(68,284)	(61,034)
	(276,777)	(260,208)
	2,922,125	2,974,982
(1)	Certain 2008 amounts have been reclassified to conform to 2009 classifications.

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,087,872	1,087,341
Accumulated depreciation and amortization	(373,266)	(366,168)
	714,606	721,173
Cash and cash equivalents	17,884	28,946
Accounts and notes receivable	22,775	26,603
Deferred charges and other assets	19,835	20,098
	775,100	796,820

Liabilities:
Notes payable	1,101,046	1,103,903
Accounts payable and other liabilities	45,989	61,570
	1,147,035	1,165,473

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(195,186)	(194,178)
Accumulated deficiency in assets - Joint Venture Partners	(163,182)	(160,862)
Accumulated other comprehensive income (loss) - TRG	(7,231)	(7,288)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(6,336)	(6,325)
	(371,935)	(368,653)
	775,100	796,820

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TAUBMAN CENTERS, INC.
Table 6 - Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2009 Before		Restructuring	Range for Year Ended
	Restructuring Charge		Charge (1)	December 31, 2009

Funds from Operations per common share	2.72	2.97	(0.03)	2.69	2.94

Real estate depreciation - TRG	(1.85)	(1.80)		(1.85)	(1.80)

Distributions on participating securities of TRG	(0.02)	(0.02)		(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Net income attributable to common shareowners, per common share	0.72	1.02	(0.03)	0.69	0.99

(1)			During the first quarter of 2009, the Company recognized a restructuring charge of $2.5 million, which represents primarily the cost of terminations of personnel.